Exhibit 5.1
[Andrews Kurth LLP Letterhead]
January 23, 2007
Duncan Energy Partners L.P.
1100 Louisiana Street, 10th Floor
Houston, Texas 77002
Gentlemen:
     We have acted as special counsel to Duncan Energy Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of up to an aggregate of 14,950,000 common units representing limited partner interests in the Partnership (the “Common Units”) by the Partnership.
     As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), regulations, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.
     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Common Units, when issued and delivered on behalf of the Partnership against payment therefore as described in the Partnership’s Registration Statement on Form S-1 (Commission File No. 333-138371), as amended, relating to the Common Units (the “Registration Statement”), will be duly authorized, validly issued, fully paid and non-assessable.
     We express no opinion other than as to the federal laws of the United States of America and the Delaware Act (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing). We hereby consent to the reference to us under the heading “Validity of the Common Units” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.
Very truly yours,
/s/ Andrews Kurth LLP